EXHIBIT 99-2

CERTIFICATE PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Microvision, Inc. (the “Company”), does hereby certify that to the undersigned’s knowledge:

1)	the Company’s Form 10K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Company’s Form 10K for the year ended December 31, 2002 fairly presents, in all materials respects, the financial condition and results of operations of the Company.

/s/ Richard A. Raisig
Richard A. Raisig
Chief Financial Officer

Dated: March 25, 2003